Exhibit 10.1

DATED March 8, 2007

(1) TIPTOP SKY HOLDINGS LIMITED

and

(2) SMARTEST MAN HOLDINGS LIMITED

AGREEMENT FOR THE

SALE AND PURCHASE OF SHARES

IN CHINA PEARLS AND JEWELLERY

CITY HOLDINGS LIMITED

CONTENTS

Clause Number	Clause Headings	Page

1.	Definitions and Interpretation	1
2.	Sale of Sale Shares and assignment of the loan	4
3.	Consideration	4
4.	Conditions	4
5.	Completion	5
6.	Warranties	6
7.	Restriction on Announcements	8
8.	Costs	8
9.	General	8
10.	Notices	9
11.	Governing Law and Submission to Jurisdiction	10

Schedule 1	Details of the Company	12
Schedule 2	Form of Deed of Assignment	14
EXECUTION	14

DATE:	March 8, 2007

PARTIES:

(1)

TIPTOP SKY HOLDINGS LIMITED a company incorporated in the British Virgin Islands whose registered office is at the office of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Vendor”); and

(2)

SMARTEST MAN HOLDINGS LIMITED a company incorporated in the British Virgin Islands whose registered office is at the office of Offshores Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Purchaser”).

RECITALS:

(A)	The Vendor is the registered holder and beneficial owner of the Sale Shares.

(B)	The Vendor wishes to sell and the Purchaser wishes to purchase the Sale Shares and the Loan on the terms and conditions set out in this Agreement.

TERMS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement where the context so admits the following words and expressions shall have the following meanings:

“Company”	China Pearls and Jewellery City Holdings Limited, details of which are set out in Schedule 1;
“Companies Ordinance”	the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);
“Completion”	completion of the sale and purchase of the Sale Shares and the assignment of the Loan as specified in Clause 5;
“Completion Date	12 April 2007 (or such other date as the Parties may agree in writing);
“Conditions”	the conditions specified in Clause 4.1;

“Consideration”	the total consideration for the sale of the Sale Shares and the assignment of the Loan being the sum specified in Clause 3.1;
“Deed of Assignment”	the deed of assignment of the Loan substantially in the form set out in Schedule 2;
“Encumbrances”

all pledges, charges, claim, community or other marital property interest, liens, mortgages, lease, security interests, attachments, pre-emption rights, options restrictions, conditional sale agreement or other title retention agreement and any other encumbrances or similar third party rights or claims of any kind;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Loan”

the aggregate amount of shareholder’s loan which is due and owing by the Company to the Vendor as at Completion which loan is interest free and repayable on demand and shall not be less than the aggregate of US$1,200,000 and HK$1,200,000;

“MSIL”	Man Sang International Limited, the parent company of the Purchaser and the shares of which are listed on the Main Board of The Stock Exchange of Hong Kong Limited;
“Parties”	the named parties to this Agreement;

“Purchaser’s Solicitors”	Baker & McKenzie of 14th Floor Hutchison House, 10 Harcourt Road, Central, Hong Kong;
“Sale Shares”	6 shares of HK$1.00 each in the issued share capital of the Company, representing 6% of the total issued share capital of the Company;
“Warranties”	the representations, warranties and undertakings contained or referred to in Clause 6.1; AND
“HK$”	Hong Kong dollars.
1.2	Save where the context otherwise requires words and phrases the definitions of which are contained or referred to in the Companies Ordinance shall be construed as having the meaning thereby attributed to them.

1.3

Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to Sections of consolidating legislation shall, wherever necessary or appropriate in the context, be construed as including references to the Sections of the previous legislation from which the consolidating legislation has been prepared.

1.4

References in this Agreement to Clauses and Schedules are to clauses in and schedules to this Agreement (unless the context otherwise requires). The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

1.5	Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.6	The expression “the Vendor” and “the Purchaser” shall, where the context permits, include their respective successors and permitted assigns.

1.7	References to “persons” shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

1.8	References to writing shall include any methods of producing or reproducing words in a legible and non-transitory form.

1.9	The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.10	All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.11	In construing this Agreement:

1.11.1

the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

1.11.2	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	SALE OF SALE SHARES AND ASSIGNMENT OF THE LOAN

Subject to the terms of this Agreement, at Completion, the Vendor shall sell, assign, transfer and deliver as beneficial owner and the Purchaser shall purchase (by itself or through its nominee as it may designate) the Sale Shares together with all rights now or hereafter attaching to them, including but not limited to all rights to any dividend or other distribution declared, made or paid or payable after the date of this Agreement, and the full benefit and advantage of the Loan, both free from all Encumbrances.

3.	CONSIDERATION

3.1	The total consideration payable for the sale of the Sale Shares and the assignment of the Loan by the Vendor shall be HK$60,000,000.

3.2	The Consideration shall be payable on Completion in accordance with Clause 5.3.

4.	CONDITIONS

4.1	Completion is conditional upon:

4.1.1

the Warranties remaining true and accurate and not misleading at Completion as given as of the date hereof and as of the Completion Date and as if given at all times between the date of this Agreement and the Completion Date;

4.1.2

all necessary consents required to be given by third parties to the Vendor for the consummation by the Vendor of the transactions contemplated under this Agreement having been granted (including any relevant governmental or official authorities), and being in full force and effect, for the sale and purchase of the Sale Shares and the assignment of the Loan and no applicable statute, regulation or decision which would prohibit, restrict or materially delay the sale and purchase of the Sale Shares and the assignment of the Loan after Completion having been proposed, enacted or taken by any governmental or official authority;

4.1.3

no bona fide investigation, action, suit, injunction, order or proceedings being in effect, pending or genuinely threatened as of the Completion Date before any court of competent jurisdiction or by any relevant governmental body which seeks to restrain, prohibit, impose limitations or conditions or otherwise challenge the transactions contemplated by this Agreement; and

4.1.4

the execution of a written approval by Man Sang International (B.V.I.) Limited, Mr. Cheng Chung Hing and Mr. Cheng Tai Po approving and/or ratifying this Agreement and the transactions contemplated herein including but not limited to the sale and purchase of the Sale Shares and the assignment of the Loan pursuant to Rule 14.44 of The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) or if required under Rule 14.67(4)(a) of the Listing Rules, the passing of an ordinary resolution by the shareholders of MSIL at a special general meeting by way of a poll (if required) to approve this Agreement and the transactions contemplated herein including but not limited to the sale and purchase of the Sale Shares and the assignment of the Loan.

4.2

The Purchaser may in its absolute discretion at any time waive in writing any of the conditions set out in Clause 4.1 (or any part thereof) and such waiver may be made subject to such terms and conditions as are determined by the Purchaser. The Purchaser shall not be entitled to exercise such right of waiver in respect of Clause 4.1.4 if as a result of such waiver the Purchaser would be in breach of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, the rules or regulations of any relevant governmental, statutory or regulatory authority or agency, or any other person or body, in Hong Kong or Bermuda.

4.3

In the event that any of the Conditions shall not have been fulfilled (or waived pursuant to Clause 4.2) prior to the Completion Date then the Purchaser shall not be bound to proceed with the purchase of the Sale Share and the Loan and this Agreement shall cease to be of any effect except Clauses 1, 4.3, 7, 8, 9.1 to 9.4, 10 and 11 which shall remain in force and save in respect of claims arising out of any antecedent breach of this Agreement.

4.4

In the event that the Purchaser shall give notice in writing of satisfaction of, or shall waive, the conditions contained in Clause 4.1.2, such notice or waiver shall not imply that the Purchaser is not relying on the Warranties but rather only that it is prepared, in reliance upon the Warranties and such comfort, if any, as it has taken from its investigations, to proceed with the transaction.

5.	COMPLETION

5.1

Subject to the provisions of Clause 4, Completion shall take place on the Completion Date at the offices of the Purchaser’s Solicitors when all (but not some only) of the events described in this Clause 5 shall occur.

5.2	At Completion, the Vendor shall deliver to the Purchaser:

5.2.1	duly executed transfers and sold notes in respect of the Sale Shares in favour of the Purchaser or its nominee together with the relative share certificate(s)

and a cheque in respect of the Vendor’s share of stamp duty drawn in favour of the Government of the Hong Kong Special Administrative Region;

5.2.2	such waivers or consents as the Purchaser may require to enable the Purchaser or its nominee(s) to be registered as holder(s) of the Sale Shares;

5.2.3	the counterpart of the Deed of Assignment duly executed by the Vendor in favor of the Purchaser or its nominee;

5.2.4

certified copies of any powers of attorney under which any of the documents referred to in this Clause 5.2 is executed or evidence satisfactory to the Purchaser of the authority of any person signing on behalf of the Vendor.

5.3

At Completion, the Purchaser shall deliver a cheque drawn on a prime bank in Hong Kong and dated no later than the date of delivery in favour of the Vendor for the Consideration or such other evidence of payment as the Vendor may approve.

5.4	Without prejudice to any other remedies available to the Purchaser, if in any respect Clause 5.2 is not complied with by the Vendor on the Completion Date the Purchaser may:

5.4.1	defer Completion to a date not more than 28 days after the Completion Date (and so that the provisions of this Clause 5.4 shall apply to Completion as so deferred); or

5.4.2	proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

5.4.3	rescind this Agreement.

6.	WARRANTIES

6.1	The Vendor represents, warrants and undertakes to and with the Purchaser that each of the statements set out below is true and accurate:

6.1.1

The Vendor is the beneficial owner of the Sale Shares, free and clear of all or any all Encumbrances. The Vendor has the absolute and unconditional right to sell and deliver the Sale Shares to the Purchaser in accordance with the terms of this Agreement.

6.1.2	The Loan is due and payable and is valid and subsisting and free from all or any Encumbrances. The Vendor shall procure that the Loan will not be repaid prior to Completion.

6.1.3	The Vendor has not assigned or created any security interest whatsoever in relation to or over the Loan and has all the right, authority and power to assign its benefit in the Loan in the manner contemplated hereunder.

6.1.4	All information contained in this Agreement (including the Recitals) is true and accurate in all respects and not misleading in any respect.

6.1.5

The Vendor has the legal right and full power and authority to enter into and perform this Agreement, and any other documents to be executed by it pursuant to or in connection with this Agreement, which when executed will constitute valid and binding obligations on it, in accordance with their respective terms;

6.1.6

All approvals, registrations and filings with the relevant authorities necessary for the Vendor to enter into this Agreement, and any other documents to be executed by it pursuant to or in connection with this Agreement, and to perform its obligations thereunder, and for the Purchaser to be able to enforce such obligations, have been obtained;

6.1.7

The execution and delivery of, and the performance by the Vendor of its obligations under, this Agreement, and any other documents to be executed by it pursuant to or in connection with this Agreement, will not and are not likely to:

(a)

result in a breach of, require any consent under or give any third party a right to terminate, accelerate or modify, or result in the creation or enforcement of any Encumbrance under, any agreement, license or other instrument;

(b)	result in any breach of its charter, articles of association, certificate of limited partnership, limited partnership agreement or any other similar constitutional or organizational document; or

(c)

result in a breach of any law or regulation or any judgment, order, decree or directive of any court, governmental agency or regulatory body to which he/it is a party or by which it or any of its assets are bound.

6.2	The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance upon the Warranties and has been induced by them to enter into this Agreement.

6.3

The Vendor represents and warrants to the Purchaser that each of the Warranties will be true, accurate and not misleading as of the Completion Date, as if each of them had been repeated at the Completion.

6.4	Each Warranty shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other warranty or any other term of this Agreement.

7.	RESTRICTION ON ANNOUNCEMENTS

Each of the Parties undertakes that it will not (save as required by law or by any securities exchange or any supervisory or regulatory body to whose rules any of the Parties is subject) make any announcement in connection with this Agreement unless the other Party shall have given its consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

8.	COSTS

Each Party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made provided that if the Purchaser shall lawfully exercise its right not to proceed with the purchase of the Sale Shares and the assignment of the Loan pursuant to Clause 5.4 or any right to rescind this Agreement the Vendor shall indemnify the Purchaser against expenses and costs incurred in the preparation and negotiation of this Agreement.

9.	GENERAL

9.1	This Agreement shall be binding upon and ensure for the benefit of the estates, personal representatives or successors of the Parties.

9.2

This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the Parties.

9.3	All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

9.4

If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

9.5

Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it (and, without prejudice to the generality of the foregoing, shall not extinguish any right to damages to which the Purchaser may be entitled in respect of the breach of this Agreement) and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Purchaser of any such other right or remedy.

9.6	No failure of the Purchaser to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

9.7

This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

10.	NOTICES

Any notice required to be given by any party hereto to any other shall be deemed validly served by hand delivery or by prepaid registered letter sent through the post (airmail if to an overseas address) or by facsimile transmission to its address given herein or such other address as may from time to time be notified for this purpose and any notice served by hand shall be deemed to have been served on delivery, any notice served by facsimile transmission shall be deemed to have been served when sent and any notice served by prepaid registered letter shall be deemed to have been served 48 hours (72 hours in the case of a letter sent by airmail to an address in another country) after the time at which it was posted and in proving service it shall be sufficient (in the case of service by hand and prepaid registered letter) to prove that the notice was properly addressed and delivered or posted, as the case may be, and in the case of service by facsimile transmission to prove that the transmission was confirmed as sent by the originating machine.

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other parties):

To the Vendor:	Tiptop Sky Holdings Limited
Address	c/o Yuen & Partners
10th Floor, Chiyu Bank Building
78 Des Voeux Road Central
Hong Kong
Attention:	Mr. Ernest Yuen
Fax Number:	+852 2541 2088

To the Purchaser:	Smartest Man Holdings Limited
Address	21/F. Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon
Hong Kong
Attention:	Mr. Cheng Tai Po
Fax Number:	+852 2317 5372

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when despatched

11.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

11.1

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts for the purpose of enforcing any claim arising hereunder.

11.2

The Vendor hereby irrevocably appoints Yuen & Partners of 10th Floor, Chiyu Bank Building, 78 Des Voeux Road Central, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Vendor for this purpose, the Vendor shall promptly appoint a successor agent satisfactory to the Purchaser, notify the Purchaser thereof and deliver to the Purchaser a copy of the new process agent’s acceptance of appointment Provided that until the Purchaser receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Vendor for the purposes of this Clause. The Vendor agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Vendor.

11.3

The Purchaser hereby irrevocably appoints Man Sang Jewellery Company Limited of 21/F., Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, Judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Purchaser for this purpose, the Purchaser shall promptly appoint a successor agent satisfactory to the Vendor, notify the Vendor thereof and deliver to the Vendor a copy of the new process agent’s acceptance of appointment Provided that until the Vendor receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Purchaser for the purposes of this Clause. The Purchaser agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Purchaser.

Schedule 1

Details of the Company

THE COMPANY

1.	Registered number:	1020211
2.	Place of incorporation:	Hong Kong
3.	Address of registered office:	10th Floor, Chiyu Bank Building, 78 Des Voeux Road Central, Hong Kong
4.	Type of company:	limited company
5.	Authorised share capital:	HK$10,000 divided into 10,000 shares of HK$1.00 each
6.	Issued share capital held by the Company:	HK$100 divided into 100 shares of HK$1.00 each
7.	Shareholders and their respective shareholdings:

Smartest Man Holdings Limited

Tiptop Sky Holdings Limited

Hong Kong East Pearl Group Co., Limited

Grace Pearl (H.K.) Company Limited

Shanshui Pearl Corporation (Hong Kong) Co. Limited

Tears of Angel Pearl (Hong Kong) Co., Limited

Shanxiahu Pearl (H.K.) Company Limited

49 shares 11 shares 8 shares 8 shares 8 shares 8 shares 8 shares

8.	Directors:	Cheng Chung Hing Cheng Tai Po Yan Sau Man Amy Hung Kwok Wing Pak Wai Keung, Martin Lin Xian Fu Chen Xia Ying Ruan Tie Jun Zhan Wei Jian Wang Li Miao Qi Niao Ding

9.	Secretary:	Excel Asia (Hong Kong) Limited

Schedule 2

Form of Deed of Assignment

THIS DEED OF ASSIGNMENT  is made on the 8th day of March 2007

AND GIVEN BY

(1)

TIPTOP SKY HOLDINGS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Assignor");

IN FAVOUR OF

(2)

SMARTEST MAN HOLDINGS LIMITED LIMITED a company incorporated in the British Virgin Islands whose registered office is at the office of Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Assignee");

WITH THE CONSENT OF

(3)

CHINA PEARLS AND JEWELLERY CITY HOLDINGS LIMITED, a company incorporated in Hong Kong and having its registered office at 10th Floor, Chiyu Bank Building, 78 Des Voeux Road Central, Hong Kong (the "Debtor").

WHEREAS :-

(A)

The Debtor is as at the date hereof indebted to the Assignor on the terms and in the amount set out opposite the name of the Debtor in columns (3) and (2) of the Schedule (such amount being hereinafter called the " Loan").

(B)

By a sale and purchase agreement dated 8 March 2007 (the "Agreement") between the Assignor and the Assignee, the Assignor has agreed to sell and the Assignee has agreed to purchase from the Assignor the full rights and benefits of the Loan on the terms and conditions of this Deed.

NOW THIS DEED WITNESSES as follows:-

1.

In consideration of the sum of HK$1.00 paid by the Assignee to the Assignor (receipt whereof is hereby acknowledged by the Assignor) the Assignor as beneficial owner hereby assigns unto the Assignee all its benefit, advantage and interest of and in the Loan together with all rights on and after the date hereof TO HOLD the same unto the Assignee absolutely.

2.	The Assignor hereby represents and warrants to the Assignee that:-

(a)

the Loan is due and payable and is valid and subsisting and free from all or any encumbrance, compromise, release, right of set off, counterclaim, waiver and dealing or any agreement for any of the same; and

(b)

the Assignor has not assigned or created any security interest whatsoever in relation to or over the Loan and has all the right, authority and power to assign its benefit in the Loan in the manner set out in this Deed.

3.

The Assignor hereby covenants with the Assignee immediately on receipt to pay to the Assignee all of any payments or other money which may be received by the Assignor from the Debtor in respect of the Loan and until such payment to hold the same on trust for the Assignee.

4.	(a)

The Assignor hereby irrevocably appoints the Assignee to be its attorney for it and on its behalf and in its name or, as the Assignee may think fit, in the name of the Assignee, to execute and as its act and deed or otherwise to do all such assurances, acts and things which the Assignor ought to do under the covenants herein contained and to execute, seal and deliver or otherwise perfect any deed, assurance or act which may be required or deemed proper by the attorney for the purpose of exercising such power or authority.

(b)

The Assignor agrees to ratify and confirm whatever the Assignee as its attorney shall do or purport to do in exercise or purported exercise of the powers and authorities referred to in Clause 4(a) above.

5.	All payments made by the Assignee under this Deed shall be made gross, free of any rights of counterclaim or set-off and without any deductions or withholdings of any nature.

6.

Each party hereto hereby undertakes to each of the other parties that it will do all such things and execute all such documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Deed and the transactions hereby contemplated.

7.	(a)	Any notice or other communication given, or to be given, pursuant to this Deed shall be in writing, sent or delivered to the following address or facsimile number :-

to the Assignor :	Address	:	10th Floor, Chiyu Bank Building, 78 Des Voeux Road Central, Hong Kong
Fax number	:	+852 2541 2088
Attention	:	Mr. Ernest Yuen

to the Assignee :	Address	:	21/F. Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon

Hong Kong

Fax number	:	+852 2317 5372
Attention	:	Mr. Cheng Tai Po

to the Debtor :	Address	:	10th Floor, Chiyu Bank Building

78 Des Voeux Road

Central, Hong Kong

Fax number	:	+852 2541 2088
Attention	:	Mr. Ernest Yuen

or such other address or facsimile number as may be notified by such party to the others.

(b)

Any notice or other communication shall be deemed to have been received if sent by facsimile, on the date of transmission; or if delivered personally, when delivered; or if sent by post, 7 days if overseas and 48 hours if local after the date of posting.

(c)	Reference in Clause 7(a) above to writing shall include a notice or communication by facsimile.

8.	(a)

The Debtor hereby acknowledges and confirms that as from the date hereof, the Loan is owed to the Assignee and the Assignee is entitled at any time and from time to time to require repayment of all or part of the Loan.

(b)

The Debtor agrees and consents to the foregoing and further undertakes to the Assignor and the Assignee that it will make all payments of the Loan and discharge all its obligations in respect thereof to the Assignee directly instead of to the Assignor.

9.	(a)	The formation, validity, interpretation, execution and settlement of disputes arising out of this Deed shall be construed in accordance with and governed by the laws of Hong Kong.

(b)

Each party hereto irrevocably agrees that the courts of Hong Kong shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Deed and for such purposes irrevocably submits to the non-exclusive jurisdiction of such courts.

10.	Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa; words importing the masculine gender shall include the feminine gender and the neuter gender and vice versa; and words importing natural persons shall include firms, companies, corporations and un-incorporated associations.

SCHEDULE

(1) Debtor	(2) Amount	(3) Terms
China Pearls and Jewellery City Holdings Limited	The aggregate of US$1,200,000 and HK$1,200,000	Non-interest bearing and repayable on demand

IN WITNESS whereof this Deed of Assignment has been duly executed under seal on the date first above written.

SEALED with the Common Seal	)
of TIPTOP SKY HOLDINGS	)
LIMITED	)
and SIGNED by	)
)
in the presence of :-)

SEALED with the Common Seal	)
of SMARTEST MAN HOLDINGS	)
LIMITED	)
and SIGNED by	)
)
in the presence of :-)

SEALED with the Common Seal	)
of CHINA PEARLS AND	)
JEWELLERY	)
CITY HOLDINGS LIMITED	)
and SIGNED by	)
)
in the presence of :-)

IN WITNESS WHEREOF the parties hereto have executed this document as a Agreement and it is intended to be and is hereby delivered on the date appearing at the head hereof.

Signed by Lin Xian Fu	)
for and on behalf of	)
TIPTOP SKY HOLDINGS LIMITED	)	/s/ Lin Xian Fu
in the presence of: Chan Lai Ping	)

C341438(6)

/s/ Chan Lai Ping

Signed by Cheng Chung Hing	)
for and on behalf of	)	/s/ Cheng Chung Hing
SMARTEST MAN HOLDINGS	)
Limited	)
in the presence of: Chan Lai Ping	)

C341438(6)

/s/ Chan Lai Ping